Exhibit 99.1

KULR Receives Department of Transportation Special Permit for its SafeCase Solution

SAN DIEGO / GLOBENEWSWIRE / September 13, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion (“Li-ion”) battery safety and thermal management technologies, announced that it has received approval from the Department of Transportation (“DoT”) to increase the energy levels in three special permits from 2.1 kWh to 2.5 kWh, expanding usage for its SafeCase product. KULR will utilize the permit upgrades to support a recently-awarded project with one of the three largest outdoor rider landscaping companies in the world for the safe shipment and storage of Li-Ion batteries.

The permit approval restates the safety of KULR’s SafeCase product for transportation and storage of Li-Ion batteries, and will enable the large landscaping equipment customer to safely transport its batteries for services or end of life (“EOL”) on its new line of higher-capacity landscaping electric vehicles. In addition to this project, the permit upgrades are expected to generate expanded use cases for the SafeCase product with existing and new customers.

“The DoT’s approval for additional energy levels is further evidence of the quality of KULR’s SafeCase and our battery safety products that we produce from our holistic approach,” said Jason Brandi, Director of Product Marketing at KULR. “The permit upgrade enables one of our key customers to transport and store high energy batteries safely in a sustainable and cost-effective manner, and we look forward to providing the same capability to our other customers alike.”

With the signing of Assembly Bill No. 1346 in October 2021, California was the first state to prohibit the sale of gas-powered landscaping equipment. The legislation came following Governor Newsom’s 2020 executive order prohibiting the sale of all gas-powered vehicles by 2035. The bill is expected to drive the growth of e-powered landscaping equipment, which is projected to hit USD 43.24 billion by 2029 and exhibit a CAGR of 5.3% during the forecast period.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com